Exhibit 99.1

YIPPY, Inc.
(A Development Stage Company)
Financial Statements
December 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
YIPPY, Inc.

We have audited the accompanying balance sheet of YIPPY, Inc. (a development stage company) as of December 31, 2009, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from October 6, 2009 (inception) to December 31, 2009.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of YIPPY, Inc. (a development stage company) as of December 31, 2009, and the results of its operations and its cash flows for the period from October 6, 2009 (inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

Berman & Company, P.A.

Boca Raton, Florida
April 5, 2010

YIPPY, Inc.
(A Development Stage Company)
Balance Sheet
December 31, 2009

Assets

Current Assets
Cash	$490,000
Due from affiliate	10,000
Total Current Assets	500,000

Total Assets	$500,000

Stockholders' Equity

Stockholders' Equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized;
none issued and outstanding	$-
Common stock, $0.001 par value, 100,000,000 shares authorized;
900,000 shares issued and outstanding	900
Additional paid-in capital	2,249,100
Deficit accumulated during the development stage	(1,750,000)
Total Stockholders' Equity	$500,000

YIPPY, Inc.
(A Development Stage Company)
Statement of Operations
For the Period from October 6, 2009 (Inception) to December 31, 2009

General and administrative expenses	$1,750,000

Net loss	(1,750,000)

Net loss per common share - basic and diluted	$(1.94)

Weighted average number of common shares outstanding
during the period - basic and diluted	900,000

YIPPY, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the Period from October 6, 2009 (Inception) to December 31, 2009

			Additional	Deficit	Total
	Common Stock, $0.001 Par Value		Paid In	Accumulated During	Stockholders'
	Shares	Amount	Capital	the Development Stage	Equity

Proceeds from the issuance of common stock - founder ($2.50/share)	200,000	$200	$499,800	$-	$500,000

Stock issued for services - founders ($2.50/share)	700,000	700	1,749,300	-	1,750,000

Net loss for the period from October 6, 2009 (inception) to December 31, 2009	-	-	-	(1,750,000)	(1,750,000)

Balance - December 31, 2009	900,000	$900	$2,249,100	$(1,750,000)	$500,000

YIPPY, Inc.
Statement of Cash Flows
For the Period from October 6, 2009 (Inception) to December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,750,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services - founders	1,750,000
Net Cash Used In Operating Activities	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Due from affiliate	(10,000)
Net Cash Used In Investing Activities	(10,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	500,000
Net Cash Provided By Financing Activities	500,000

Net Increase in Cash	490,000

Cash - Beginning of Period	-

Cash - End of Period	$490,000

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$-
Interest	$-

YIPPY, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

YIPPY, Inc. (the “Company”), was incorporated in the State of Delaware on October 6, 2009.

The Company intends to become a cloud-based worldwide Local Area Network that allows the users to access files from any device with an internet connection.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan. The Company has not generated any revenues since inception.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change and intense competition. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Such estimates for the period ended December 31, 2009, and assumptions affect, among others, the following:

●    valuation of stock based compensation

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

YIPPY, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Cash

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at December 31, 2009.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.  At December 31, 2009, there were no balances that exceeded the federally insured limit, as all cash was in a non-interest bearing escrow account.

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. At December 31, 2009, the Company did not record any liabilities for uncertain tax positions.

YIPPY, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Segment Information

During the period ended 2009, the Company only operated in one segment; therefore, segment information has not been presented.

Recent Accounting Pronouncements

In April 2009, the FASB issued guidance now codified as FASB ASC Topic 820, “Fair Value Measurements and Disclosures,” which amends previous guidance to require disclosures about fair value of financial instruments in interim as well as annual financial statements in the current economic environment. This pronouncement was effective for periods ending after June 15, 2009. The adoption of this pronouncement did not have a material impact on the Company’s business, financial condition or results of operations; however, these provisions of FASB ASC Topic 820 resulted in additional disclosures with respect to the fair value of the Company’s financial instruments.

In May 2009, the FASB issued guidance now codified as FASB ASC Topic 855, “Subsequent Events,” which establishes general standards of accounting for, and disclosures of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. This pronouncement was effective for interim or fiscal periods ending after June 15, 2009. The adoption of this pronouncement did not have a material impact on the Company’s business, results of operations or financial position; however, the provisions of FASB ASC Topic 855 resulted in additional disclosures with respect to subsequent events.

In June 2009, the Financial Accounting Standards Board (FASB) issued guidance now codified as FASB Accounting Standards Codification (ASC) Topic 105, “Generally Accepted Accounting Principles,” as the single source of authoritative non-governmental U.S. GAAP. FASB ASC Topic 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. All existing accounting standard documents will be superseded and all other accounting literature not included in the FASB Codification will be considered non-authoritative. These provisions of FASB ASC Topic 105 were effective for interim and annual periods ending after September 15, 2009 and, accordingly, were effective for the Company for the current fiscal reporting period. The adoption of this pronouncement did not have an impact on the Company’s business, financial condition or results of operations, but will impact the Company’s financial reporting process by eliminating all references to pre-codification standards. On the effective date of FASB ASC Topic 105, the Codification superseded all then-existing non-SEC accounting and reporting standards, and all other non-grandfathered non-SEC accounting literature not included in the Codification became non-authoritative.

In January 2010, the Financial Accounting Standards Board ("FASB") issued updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's consolidated financial statements.

YIPPY, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 2 Merger of Entities Under Common Control and Due from Affiliate

During the period from October 6, 2009 (inception) through December 31, 2009, the Company advanced $10,000 to an affiliated entity of the Company - Cinnabar Ventures, Inc. (“CNBR”), a publicly traded company. The Chief Executive Officer and principal stockholder of both entities is the same individual, this established common control. This advance was non-interest bearing, unsecured and due on demand.

On January 26, 2010, the Company was acquired by CNBR. The transaction was treated as the combination of entities under common control, similar to a pooling of interests.  Fair value accounting is not applicable in this transaction.

During the period from January 1, 2010 to January 26, 2010 (pre-merger), the Company advanced $368,936 to Cinnabar as a working capital advance.  During the period January 27, 2010 to April 5, 2010, the Company advanced $120,963 (post-merger) to Cinnabar as a working capital advance. All advances were non-interest bearing, unsecured and due on demand.

Note 3 Income Taxes

The Company recognizes deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.    There were no deferred tax assets at December 31, 2009.

The valuation allowance at October 6, 2009 (inception) was $0. There was no increase or decrease in the valuation allowances for the period ended December 31, 2009.

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.   Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2009.

YIPPY, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

The actual tax benefit differs from the expected tax benefit for the period ended December 31, 2009 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 5.5% for State income taxes, a blended rate of 37.63%) are approximately as follows:

Expected tax expense (benefit) - Federal	$(562,500)
Expected tax expense (benefit) - State	(96,500)
Non-deductible stock compensation	659,000
Change in valuation allowance	-
Actual tax expense (benefit)	$-

Note 4 Fair Value

The fair value of the Company's financial assets and liabilities reflects the Company's estimate of amounts that it would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from sources independent from the Company) and to minimize the use of unobservable inputs (the Company's assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company's assessment of the assumptions that market participants would use in pricing the asset or liability.

The Company's investment strategy is focused on capital preservation. The Company intends to invest in instruments that meet credit quality standards.  The current expectation is to maintain cash and cash equivalents, once these resources are available.

At December 31, 2009, the Company has no instruments that require additional disclosure.

YIPPY, Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2009

Note 5 Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 6 Stockholders’ Equity

On October 7, 2009, the Company issued 200,000 shares of common stock for $500,000 ($2.50/share), to its founder.

On October 7, 2009, the Company issued 700,000 shares of common stock, having a fair value of $1,750,000 ($2.50/share), to its founders for services rendered, based upon the recent cash offering price.

Note 7 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of December 31, 2009 and April 5, 2010, the date the financial statements were issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure have been made.